EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name of the Company	Jurisdiction of Organization
ADAE, Cetco Sp. Z o.o., s.k.a. (Short Name: ADAE SKA )	Poland
Alex Mining & Oil Service Company*	Egypt
Amcol Australia Pty. Ltd.	Australia
AMCOL CETCO do Brasil Serviços e Produtos de Construção Ltda.	Brazil
AMCOL Dongming Industrial Minerals Company Limited	China
AMCOL Health & Beauty Solutions, Incorporated	Delaware
AMCOL Holdings Ltd.	UK
Amcol International B.V.	Netherlands
AMCOL International Corporation	Delaware
AMCOL International Holdings Corporation	Delaware
Amcol International (Thailand) Limited	Thailand
AMCOL Korea Limited	S. Korea
Amcol Mauritius	Mauritius
Amcol Minchem Jianping Co., Ltd	China
Amcol Mineral Madencilik Sanayi ve Ticaret A.S. (Turkey)	Turkey
Amcol Minerals EU Limited	UK
Amcol Minerals Europe Limited	UK
Amcol Minerals and Materials (India) Private Limited	India
AMCOL (Tianjin) Industrial Minerals Company Limited	China
AMCOL Tianyu Industrial Minerals Co. Ltd.	China
AMCOLL de México, S.A., de C.V.	Mexico
American Colloid Company	Delaware
Ameri-Co Carriers, Inc.	Nebraska
Ameri-Co Logistics, Inc.	Nebraska
APP China Specialty Minerals Pte Ltd.	Singapore
ASMAS Agir Sanayi Malzemeleri Imal ve Tic. A.S.	Turkey
Barretts Minerals Inc.	Delaware
Batlhako Mining Ltd.	South Africa

Bonmerci Investments 103 (Pty) Ltd.	South Africa
CCS, Cetco Sp. Z o.o., s.k.a.	Poland
Centre International de Couchage CIC Inc.	Canada
CETCO Czech S.R.O.	Czech Rep
CETCO do Brasil Serviços E Produtos Minerais E De Meio-Ambiente Ltda.	Brazil
CETCO Energy Services Company LLC	Delaware
CETCO Energy Services de México, S.A. de C.V.	Mexico
CETCO Energy Services Limited	UK
CETCO Energy Services (Malaysia) Sdn. Bhd.	Malaysia
CETCO (Europe) Ltd. (has branch offices in Ireland, Sweden, Norway, Denmark)	UK
CETCO Germany GmbH	Germany
CETCO Iberia S.L.	Spain
CETCO Iberia Construcciones y Servicios S.L.	Spain
CETCO Korea, Ltd.	S. Korea
CETCO Lining Technologies India Private Limited	India
CETCO Oilfield Services Asia Ltd.	Malaysia
CETCO Oilfield Services Company Limited	Canada
CETCO Oilfield Services Company Nigeria Limited	Nigeria
CETCO Oilfield Services Pty. Ltd.	Australia
CETCO-Poland, Cetco Sp. Z o.o. S.K.A. (aka CETCO Poland)	Poland
CETCO Poland Fundusz Investycyjny Zamkniety Aktywów Niepublicznych (aka CETCO Investment Fund)	Poland
CETCO Sp. Z o.o.	Poland
CETCO Technologies (Suzhou) Co., Ltd. (China)	China
Colloid Environmental Technologies Company LLC (Has a branch in Canada)	Delaware
Comercializadora y Exportadora CETCO Latino América Limitada (aka CVE CETCO Latino America)	Chile
Construction Technologies Poland Spólka Z Ograniczoną Odpowiedzialności (aka CT Poland SP Z.O.O.)	Poland
COS Employment Services de México, S.A. de C.V.	Mexico
Double A Specialty Minerals Co., Ltd.	Thailand
Egypt Nano-Technologies Company S.A.E.*	Egypt
Egypt Mining & Drilling Chemical Company S.A.E.*	Egypt
Egypt Bentonite & Derivatives Company S.A.E.*	Egypt
Gold Lun Chemicals (Zhenjiang).	China
Gold Sheng Chemicals (Zhenjiang) Co., Ltd.	China
Gold Zuan Chemicals (Suzhou) Co., Ltd.	China
Green Roof Insurance Co LLC	Vermont
Hi-Tech Specialty Minerals Company, Limited	Thailand
Ingeniería y Construcción CETCO ICC Limitada	Chile
Maprid Tel Cast de S.A. de C.V.*	Mexico
Minerals Technologies do Brasil Comercio é Industria de Minerais Ltda.	Brazil

Minerals Technologies Europe N.V.	Belgium
Minerals Technologies Holding China Co., Ltd.	China
Minerals Technologies Holdings Inc.	Delaware
Minerals Technologies Holdings Ltd.	United Kingdom
Minerals Technologies India Private Limited	India
Minerals Technologies Mexico Holdings, S. de R. L. de C.V.	Mexico
Minerals Technologies South Africa (Pty) Ltd.	South Africa
Mintech Canada Inc.	Canada
Mintech Japan K.K.	Japan
Minteq Australia Pty Ltd.	Australia
Minteq B.V.	The Netherlands
Minteq Europe Limited.	Ireland
Minteq International GmbH	Germany
Minteq International Inc.	Delaware
Minteq International (Suzhou) Co., Ltd.	China
Minteq Italiana S.p.A.	Italy
Minteq Magnesite Limited	Ireland
Minteq Shapes and Services Inc.	Delaware
Minteq UK Limited.	United Kingdom
Montana Minerals Development Company	Montana
MTI Bermuda L.P.	Bermuda
MTI Holding Singapore Pte. Ltd.	Singapore
MTI Holdco I LLC	Delaware
MTI Holdco II LLC	Delaware
MTI Netherlands B.V.	Netherlands
MTI Technologies UK Limited	United Kingdom
MTI Ventures B.V.	Netherlands
Nanocor LLC	Delaware
Paul Bechtner Education Foundation	Illinois
Performance Minerals Netherlands C.V.	Netherlands
PT. CETCO Oilfield Services Indonesia	Indonesia
PT Sinar Mas Specialty Minerals	Indonesia
Rayagada Minerals & Chemicals Private Limited	India
SMI NewQuest India Private Limited	India
SMI Poland Sp. z o.o.	Poland
Specialty Minerals Bangladesh Limited	Bangladesh
Specialty Minerals Benelux SA	Belgium
Specialty Minerals (Changshu) Co., Ltd.	China
Specialty Minerals do Brasil Participacoes Ltda.	Brazil

Specialty Minerals FMT K.K.	Japan
Specialty Minerals France S.A.S. .	France
Specialty Minerals Inc.	Delaware
Specialty Minerals India Holding Inc.	Delaware
Specialty Minerals International Inc.	Delaware
Specialty Minerals Malaysia Sdn. Bhd.	Malaysia
Specialty Minerals (Michigan) Inc.	Michigan
Specialty Minerals Mississippi Inc.	Delaware
Specialty Minerals Nordic Oy Ab	Finland
Specialty Minerals (Portugal) Especialidades Minerais, S.A.	Portugal
Specialty Minerals-Qishun (Nanning) Co., Ltd.	China
Specialty Minerals Servicios S. de R. L. de C.V.	Mexico
Specialty Minerals Slovakia, spol. sr.o.	Slovakia
Specialty Minerals South Africa (Pty) Limited	South Africa
Specialty Minerals (Thailand) Limited	Thailand
Specialty Minerals UK Limited	United Kingdom
Specialty Minerals (Wuzhi) Co., Ltd.	China
Specialty Minerals (Yanzhou) Co., Ltd.	China
Tecnologias Minerales de Mexico, S.A. de C.V.	Mexico
Volclay de México, S.A. de C.V.*	Mexico
Volcay International LLC	Delaware
Volclay Japan Co., Ltd.	Japan
Volclay South Africa (Proprietary) Limited	South Africa
Volclay Trading Co (South Africa)	South Africa

* Indicates MTI ownership is less than 50%